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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-44676 of JFAX.COM, Inc. on Form S-4 of our reports dated January 24, 2000 (April 5, 2000 as to Note 16) and April 5, 2000 (relating to the financial statement schedule), appearing in the Annual Report on Form 10-K of eFax.com for the fiscal year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
October 19, 2000